EXHIBIT 3.1

                   READING & BATES CORPORATION

                            BY-LAWS



As amended and restated effective March 2,  1995.


                           ARTICLE I

                            OFFICES

     Section 1. The registered office of the corporation in the
State  of Delaware  shall be in  the City  of Dover,  County of
Kent,   State of Delaware, and the name of the registered agent
is The Prentice-Hall Corporation System, Inc.

     Section 2. The corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.


                           ARTICLE II

                    MEETINGS OF STOCKHOLDERS

     Section 1. All meetings of stockholders for any purpose may be held at such place, within or without the State of Delaware, and at such time as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     Section 2. An annual meeting of the stockholders shall be held each year on such date and at such time as shall be determined by the board of directors, at which meeting the stockholders entitled to vote thereat shall elect, by a plurality vote, a board of directors and shall transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting, stating the date, time and place of the meeting, shall be served upon or mailed to each stockholder entitled to vote thereat at the address of such stockholder as appears on the books of the corporation, not less than ten nor more than sixty days before the date of the meeting unless otherwise provided by law, the Restated Certificate of Incorporation of the corporation (the "certificate of incorporation") or these by-laws.

     Section 4. At least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the Chairman or the President and shall be called by the Chairman or the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting of stockholders, stating the time, date, place and the purpose or purposes of the meeting, shall be served upon or mailed to each stockholder entitled to vote thereat at such address of such stockholder as appears on the books of the corporation, not less than ten nor more than sixty days before the date of the meeting unless otherwise provided by law, the certificate of incorporation or these by-laws.

     Section 7. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice thereof.

     Section 8. The holders of one third of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary and sufficient to constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the certificate of incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn and reconvene the meeting from time to time, without notice other than announcement at the meeting of the date, time and place of the reconvened meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the reconvened meeting, notice of the reconvened meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless the question is one upon which a different vote is expressly required by law, the certificate of incorporation or of these by-laws, in which case such express requirement shall govern and control the decision of such question.

     Section 10. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Each stockholder shall have one vote for each share of stock having voting power, registered in the stockholder's name on the books of the corporation, unless otherwise provided by law or the certificate of incorporation.

     Section 11. Unless otherwise provided by law or by the certificate of incorporation, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken by written consent without a meeting except (1) any action which may be taken solely upon the vote or consent of holders of the Class A Stock or any series of Preferred Stock of the corporation, or (2) any action taken upon the signing of a consent in writing, setting forth the action so taken upon the signing of a consent in writing, setting forth the action so taken, by all of the stockholders of the corporation entitled to vote thereon.

     Section  12.      Notice  of   Stockholder  Business   and
Nominations.

     (A)  Annual Meetings of Stockholders.

          (1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation's notice of meeting delivered pursuant to Section 3 of Article II of these by-laws, (b) by or at the direction of the Chairman or the board of directors or (c) by any stockholder of the corporation who is entitled to vote at the meeting, who complied with the procedures set forth in this by-law and who was a stockholder of record at the time such notice is delivered to the Secretary of the corporation.

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of subparagraph (A)(1) of this by-law, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; provided further, however, that in connection with the annual meeting of the corporation in 1995, such stockholder's notice shall be delivered as aforesaid no later than the later of March 30, 1995 or the date of filing of the corporation's definitive proxy materials for such meeting pursuant to Rule 14a-6 of Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3) Notwithstanding anything in the second sentence of subparagraph (A)(2) of this by-law to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

     (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting pursuant to Section 6 of
Article II of these by-laws. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this by-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the corporation. Nominations by stockholders of persons for election to the board of directors may be made at such a special meeting of stockholders if the stockholder's notice as required by subparagraph (A)(2) of this by-law shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

     (C)  General.

          (1) Only persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this by-law. Except as otherwise provided by law, the certificate of incorporation or these by-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance this by-law, to declare that such defective proposal or nomination shall be disregarded.

          (2) For purposes of this by-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 13. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

     Section 14. The board of directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and
(v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                          ARTICLE III

                           DIRECTORS

     Section 1. The number of directors which constitute the whole board shall be not less than three nor more than eighteen, and within said limits, the exact number of directors shall be determined from time to time by resolution adopted by a majority of the whole board of directors. Commencing at the Annual Meeting of Stockholders held in 1982, the board of directors shall be divided into three classes, Class I, Class II and Class III, with respect to their terms of office. All classes shall be as nearly equal in number as possible. Subject to such limitations, when the number of directors is changed, any newly-created directorships or any decrease in directorships shall be apportioned among the classes by action of the board of directors or the stockholders. The terms of office of the directors initially classified shall be as follows: that of Class I shall expire at the Annual Meeting of Stockholders to be held in 1983; that of Class II shall expire at the Annual Meeting of Stockholders to be held in 1984; and that of Class III shall expire at the annual meeting of stockholders to be held in 1985. At each annual meeting of stockholders after such initial classification, directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding Annual Meeting. Directors need not be stockholders.

     Section 2. The directors may hold their meeting and keep the books of the corporation outside of Delaware at such places as they may from time to time determine.

     Section 3. Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal or other cause and newly created directorships resulting from any increase in the authorized number of directors may be filled for the full term or any remainder of a full term by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

     Section 4. The property and business of the corporation shall be managed by or under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                     MEETINGS OF THE BOARD

     Section 5. Regular meetings of the board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the board.

     Section 6. Special meetings of the board may be called by the Chairman or President and shall be called by the Chairman or President or Secretary upon the written request of at least two directors. Notice of a special meeting of the board shall be given to each director in person or by mail or by telegram, Telex, facsimile or other means of electronic communication at least two days prior to such meeting.

     Section 7. At all meetings of the board the presence (including presence by means of conference telephone or similar communications equipment by means of which all persons participat-ing in the meeting can hear each other) of a majority of the whole board of directors shall be necessary and sufficient to constitute a quorum for the transactions of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 8. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors, or any committee thereof, may be taken without a meeting if all members of the board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the board or committee.

                     COMMITTEE OF DIRECTORS

     Section 9. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent permitted by law and provided in said resolution or resolutions, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Section  10.  Each committee shall keep regular minutes of
its   proceedings  and  report  the  same  to  the  board  when
required.

                   COMPENSATION OF DIRECTORS

     Section 11. Directors may receive compensation for their services and, as determined from time to time by resolution of the board, may receive either an annual compensation, or, in the alternative, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                           ARTICLE IV

                            NOTICES

     Section 1. Whenever under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail (or, in the case of directors, by telegram, Telex, facsimile or other means of electronic communication where expressly permitted by these by-
laws), addressed to such director or stockholder at the address of such director or stockholder as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall have been mailed or otherwise sent.

     Section 2. Whenever any notice is required to be given by law or by the certificate of incorporation, or by these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                           ARTICLE V

                            OFFICERS

     Section 1. The officers of the corporation shall be chosen by the directors and shall be a chairman, a president, a vice-chairman and one or more vice presidents, including therein one or more executive vice presidents, a secretary and a treasurer, none of whom need to be a member of the board. The board of directors may also choose one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person, except that where the offices of president and secretary are held by the same person, such person shall not hold any other office.

     Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman, a president, and a vice chairman from its members, and one or more vice presidents, one or more of which may be designated as executive or senior vice president, a secretary and a treasurer.

     Section 3. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section  4.     The  salaries  of  all  officers   of  the
corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.


                          THE CHAIRMAN

     Section 6. The chairman shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and the directors, shall be ex officio a member of all standing committees, and shall see that all orders and resolutions of the board of directors are carried into effect.

                         THE PRESIDENT

     Section 7. The president shall be the chief operating officer of the corporation; in the absence or disability of the chairman, the president shall preside at all meetings of the stockholders and directors, shall be ex officio a member of all standing committees, and in the case of disability of the chairman, or if there be no chairman, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect.

     Section 8. The president shall, with powers concurrent with the chairman, execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                         VICE CHAIRMAN

     Section 9. In the absence or disability of both the chairman and the president, the vice chairman shall preside at the meetings of the stockholders and the directors. The vice chairman shall have such other duties as the board may prescribe.

                        VICE PRESIDENTS

     Section 10. The vice presidents in the order of their seniority shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors shall prescribe. However, the board may designate one or more executive vice presidents, from time to time, who shall, in order of seniority determined by the board, rank in precedence to all other vice presidents.

            THE SECRETARY AND ASSISTANT SECRETARIES

     Section 11. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chairman. The secretary shall keep in safe custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by signature of the secretary or an assistant secretary.

     Section 12. The assistant secretaries in order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors shall prescribe.

             THE TREASURER AND ASSISTANT TREASURERS

     Section 13. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the board of directors.

     Section 14. The treasurer shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the chairman and the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all transactions as treasurer and of the financial condition of the corporation.

     Section 15. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of the office and for the restoration to the corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation.

     Section 16. The assistant treasurers in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors shall prescribe.

                           ARTICLE VI

                     CERTIFICATES OF STOCK

     Section 1. Certificates of stock shall be issued in such form as may be approved by the board of directors, shall be numbered and registered in the order in which they are issued and shall be signed by the Chairman, the President or Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation, which seal may be a facsimile thereof, either engraved or printed. The signatures of all such officers on any such certificate may be facsimiles if such certificate is either countersigned by a Transfer Agent or registered by a Registrar other than the corporation or an employee of the corporation. The signature of the Transfer Agent (or any Co-Transfer Agent) on any such certificate may be a facsimile signature if such certificate is manually signed by the Registrar (or any Co-Registrar). In case any officer who signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate so signed or upon which such facsimile signature shall have been placed shall have been issued and delivered to a purchaser thereof, such certificate nevertheless may be so countersigned by the Transfer Agent (or any Co-Transfer Agent), and registered by the Registrar (or any Co-Registrar) and delivered for and on behalf of the corporation as though such person had not ceased to be such officer of the corporation.

                       LOST CERTIFICATES

     Section 2. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                       TRANSFERS OF STOCK

     Section 3. Subject to any restriction on transfer conspicuously noted thereon, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transfer upon its books.

                          RECORD DATE

     Section 4. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the board of directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the board of directors is required by law, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 5. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                          ARTICLE VII

                       GENERAL PROVISIONS

                           DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

                             CHECKS

     Section 2.   All checks or demands  for money and notes of
the  corporation shall be signed by such officer or officers or
such   other person  or persons as  the board of  directors may
from time to  time designate.

                          FISCAL YEAR

     Section 3. The fiscal year shall begin the first day of January in each year.

                              SEAL

     Section 4. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                          ARTICLE VIII

                           AMENDMENTS

     Section 1. These by-laws may be altered or repealed at any annual meeting of the stockholders in accordance with
Section 12 of Article II of these by-laws or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the board of directors at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal be contained in the notice of such special meeting.